UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 6, 2009 (November 3, 2009)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 3, 2009, Michael J. Parsons informed Vanguard Health Systems, Inc. (the “Company”) at a regular meeting of its board of directors that he declined to stand for re-election to the Company’s board of directors. Mr. Parsons cited as the reason the increased demands on his time as a result of him assuming earlier in calendar year 2009 on a full-time basis the position of Chief Executive Officer of SouthernCare, Inc., a hospice provider based in Birmingham, Alabama, with offices in 25 states. Mr. Parsons had been a private investor from July 2007 until his appointment as Chief Executive Officer of SouthernCare. From May 1999 until July 2007, Mr. Parsons had served as Executive Vice President and Chief Operating Officer of Triad Hospitals, Inc., an investor owned hospital management company headquartered in Plano, Texas, which was acquired by Community Health Systems, Inc. in July 2007.

Later on November 3, 2009, the stockholders of the Company, acting by written consent action in lieu of a meeting, re-elected all six of the following remaining directors of the Company until the 2010 annual meeting of the stockholders: Michael A. Dal Bello, M. Fazle Husain, Charles N. Martin, Jr., Alan M. Muney, MD, James A. Quella and Neil P. Simpkins.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   November 6, 2009                             VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary